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                                                                   EXHIBIT 10.41

                                TALX Corporation

                 2006 - 2008 LONG TERM INCENTIVE PLAN DOCUMENT

                           FOR SELECTED KEY EXECUTIVES

1.    PURPOSE

      The purpose of the TALX Corporation 2006-2008 Long-Term Incentive Plan for Selected Key Executives (the "Plan") is to provide a means to enable TALX Corporation (the "Company") and its affiliates to employ and to retain high caliber persons, to motivate them toward long-term profit improvement, and to permit them to earn additional compensation as profitability and asset productivity over the term of the Plan is achieved.

2.    ADMINISTRATION

      The Plan shall be governed by the TALX Corporation 2005 Stock Incentive Plan (the "Omnibus Plan") and administered, as provided in the Omnibus Plan, by the Compensation Committee of the Board of Directors (the "Committee") of the Company. Subject to the express provisions of the Omnibus Plan and this Plan, the Committee shall have the complete authority to determine the individuals who shall be participants in the Plan, to interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to it and to the conduct of the Committee's affairs, and to take all other actions and make all other determinations necessary or advisable for the administration of the Plan. All actions and determinations by the Committee shall be conclusive.

3.    PLAN PERIOD

      The Plan will be three (3) fiscal years in length (the "Plan Period") commencing with the beginning of the Company's fiscal year on April 1, 2005; each fiscal year of the Plan is a "Plan Year".

4.    ELIGIBILITY AND PARTICIPATION

      4.1   ELIGIBILITY

            Eligibility under the Plan shall be limited to such officers of the Company and its affiliates as shall be designated as participants by the Committee.



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      4.2   PARTICIPANTS

            The individuals selected by the Committee to be participants shall be deemed participants in the Plan from the beginning of the Plan Period (i.e., from April 1, 2005), unless a different participation date is specifically designated. No participant may be removed from the Plan as long as he/she shall remain in the employ of the Company or an affiliate; termination for whatever reason shall result in his/her automatic removal from the Plan except to the extent provided in Sections 5.2 and 5.5, infra.

5.    COMPUTATION OF AWARDS

      5.1   PARTICIPANT'S AWARD BASE

            Awards shall be calculated for each participant in the manner set forth for that particular individual as defined in the Annex to his/her Plan, such Annex hereby being incorporated as an integral part of the individual's Plan Document. The base upon which awards are calculated shall be the participant's annual base salary (excluding bonus, if any) at the end of fiscal year 2008.

      5.2   VESTING

            Vesting before the full three (3) year Plan Period is completed shall only apply in the event of termination of employment of a participant by reason of death, total disability, or retirement. A participant shall be given full credit at 33 1/3% for each full Plan Year in which he/she is a participant, if any, plus full credit for the Plan Year in which his/her death, total disability, or retirement occurs. Vesting shall not apply in the event of termination of employment of a participant for any other reason whatsoever, whether such termination be voluntary or involuntary on the part of the participant, before the full three (3) year Plan Period is completed, and in such event the participant shall have no right whatsoever in or to any award hereunder, excepting only to the extent the Committee may grant them participation pursuant to
            Section 5.5, infra.

      5.3   PENALTY / ADJUSTMENT

            Penalties, if any, shall be as specifically defined in the Annex to the individual participant's Plan Document.

            Adjustments, if any, shall be specifically defined in the Annex to the individual participant's Plan Document. However, all targets will be adjusted for acquisitions and divestitures on an ongoing basis.



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      5.4   TIME AND MODE OF PAYMENT OF AWARD

            The Company shall pay each award in cash (including an award governed by Sections 5.2, supra, and 5.5, infra) in one or more installments at the Company's discretion at any time after the completion of the audit of the last Plan Year of the Plan Period, but no later than the end of the second fiscal year succeeding the expiration of the Plan Period.

      5.5   COMMITTEE MAY AUTHORIZE PARTIAL AWARD

            Should the employment of a Plan participant be terminated, whether voluntarily or involuntarily, for any reason other than his/her death, total disability, or retirement before the end of the Plan Period, the Committee may review the circumstances attendant to the termination, and, in its sole discretion, authorize a partial award or participation (subject to the vesting formula set forth in Section 5.2, supra, applied on the basis of number of full Plan Years as a participant prior to termination of employment.)

            The decision of the Committee shall be binding upon the Company and the affected individual without recourse.

6.    NO GUARANTEE OF EMPLOYMENT

      This Plan shall not be construed to be a contract of employment with a participant, or to provide any right to his/her continued employment. Nothing in this Plan shall be deemed to create any limitation or restriction whatsoever on such rights as the Company has to terminate the employment of any person participating in the Plan at any time for any reason.

7.    AMENDMENTS TO THE PLAN

      The Committee may, at its sole discretion, modify the Plan under special circumstances, which may be brought to its attention from time to time.

8.    MISCELLANEOUS

      Nothing contained herein shall be construed as creating a trust fund, an escrow account, or any other form of asset segregation in favor of any person or persons participating in the Plan at any time. The obligation of the Company hereunder is solely a contractual obligation to make such payments, if any, as may become due and payable hereunder in accordance with the terms herein provided. Neither a participant, nor any group of participants, nor any other person or persons shall have or acquire any right, title, or interest in any assets of the Company or in or to any amount credited to



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      any one or more participants or any portion thereof otherwise than by actual payment of such portion in accordance with the provisions hereof. Neither any participant nor any other person shall have any power to sell, assign, mortgage, hypothecate, pledge, or otherwise encumber or transfer or alienate any rights under the Plan in advance of any actual payment hereunder.

      No right to payments to be made hereunder to a participant shall be subject to seizure, lien, or execution for payment of any debts, judgments, contracts, alimony, separate maintenance or child support, and shall not be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise of a participant. In the event any part or parts of this Plan shall be held illegal or null and void by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining parts of this Plan and they shall remain in full force and effect as if such part or parts determined illegal or void had not been included herein, to the extent feasible and practicable.

Signature:   _____________________________________________________

Name:        _____________________________________________________

Title:       Chairman, Compensation Committee of the TALX Corporation Board of
             Directors

Date:        _____________________________________________________

I understand the purpose and conditions of this Plan and the Annex hereto and desire to be a participant.

Signature:   _____________________________________________________

Name:        _____________________________________________________

Title:       _____________________________________________________

Date:        _____________________________________________________



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                       ANNEX TO LONG-TERM INCENTIVE PLAN

                                TALX CORPORATION
                            LONG-TERM INCENTIVE PLAN
                          FISCAL 2006 - 2008 (3 YEAR)

Maximum award as a percentage of 2008 salary is ____%.

Increase operating income so the aggregate increase is equivalent to a ___% per year improvement over the base year of fiscal 2005.

Base Year Actual 2005                           $30,640
                                                 ======

Target 2006
Target 2007
Target 2008

Three (3) Year Total                            *

----------

*Can be adjusted for acquisitions / divestitures.

Awards:

% Achieved                                Award as a % of Salary
------------                              ----------------------
110% or more                                                 175%
105% to 109%                                                 150%
100% to 104%                                                 125%
95% to 99%                                                   100%

Accepted By:     _____________________________________________________

Date Accepted:   _____________________________________________________

Approved By:     _____________________________________________________
                 Chairman, Compensation Committee

Date Approved:   _____________________________________________________